                                Presentation to:

                                   FVNB Corp.

                               Board of Directors

                         Morgan Keegan & Company, Inc.

                         -----------------------------

                          Financial Institutions Group

                                 April 19, 2001

The information contained in this package should be considered confidential and should not be used for any purpose other than the Board of Directors'
                       consideration of this transaction.

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Morgan Keegan & Company, Inc.         [LOGO]
================================================================================

                               Table of Contents

Summary of the Offer                                    Tab A
Morgan Keegan Analyses                                  Tab B
    Stock Premium Analysis
    Comparable Company Analysis
    Dividend Discount Analysis
    Conclusion
Exhibits                                                Tab C

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Morgan Keegan & Company, Inc.         [LOGO]
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                              Summary of the Offer

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                                       3
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Morgan Keegan & Company, Inc.         [LOGO]      Stock Repurchase Offer Summary
================================================================================

                      Summary of the Stock Repurchase Offer

>     Share repurchase price of $45.00 per share

>     Involuntary repurchase for all shareholders with less than 2,000 shares

>     Expected dollar amount of $14.2 million

         o Proceeds to be funded as follows: 50% from holding company loan
                                             50% from bank dividend

> Expected to represent approximately 316,000 shares, or 13.31% of total shares outstanding, and approximately 794 shareholders

> Provisions of deal allow for repurchase of up to 20% of total outstanding shares

> After the repurchase is completed, FVNB Corp. will have approximately 188 shareholders

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                                       4
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Morgan Keegan & Company, Inc.         [LOGO]
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                             Morgan Keegan Analyses

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                                       5
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Morgan Keegan & Company, Inc.         [LOGO]              Morgan Keegan Analyses
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                      Summary of Morgan Keegan's Analyses

> As part of our engagement, representatives of Morgan Keegan interviewed management of FVNB Corp. at the Company's headquarters in Victoria, Texas. Additionally, representatives conducted on site due diligence, reviewing financial documents and other information deemed relevant to performing our assignment. In rendering our Fairness Opinion, we performed the following analyses:

> Stock Premium Analysis - Morgan Keegan looked at the trading history of FVNB stock to compare the offering price of $45.00 per share to the range of closing prices over the most recent twelve months ended April 16, 2001

> Comparable Companies Analysis - A group of comparable companies was selected based on asset size, geography, and market demographics in order to compare the implied valuation multiples arising from the offering price of $45.00 per share to the observed valuation multiples for similar companies that are more heavily traded

> Dividend Discount Analysis - Morgan Keegan analyzed projections provided by management of the Company in order to determine the present value of the future cash flows that a minority investor can expect to receive over the projection horizon. This range of values was adjusted for the impact of exercising the Company's outstanding options. The range of adjusted values was then compared the offering price of $45.00 per share.

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Morgan Keegan & Company, Inc.         [LOGO]
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                             Stock Premium Analysis

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                                       7
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Morgan Keegan & Company, Inc.         [LOGO]              Morgan Keegan Analyses
================================================================================

                          FVNB Corp. Price and Volume

                             Since January 1, 2000

                            [MOUNTAIN GRAPH OMITTED]

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                                       8
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Morgan Keegan & Company, Inc.         [LOGO]              Morgan Keegan Analyses
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                     Summary of the Stock Premium Analysis

                           Announce Date of 4/17/2001

Time prior to                           Closing      Repurchase       Repurchase
Announcement            Date              Price         Price           Premium
--------------------------------------------------------------------------------
1 day                   04/16/01      $    32.88    $      45.00         36.9%
2 days                  04/12/01           32.88           45.00         36.9%
3 days                  04/11/01           32.88           45.00         36.9%
4 days                  04/10/01           32.88           45.00         36.9%
5 days                  04/09/01           32.95           45.00         36.6%
6 days                  04/06/01           33.25           45.00         35.3%
2 weeks                 04/03/01           32.00           45.00         40.6%
1 month                 03/16/01           36.50           45.00         23.3%
3 months                01/17/01           35.00           45.00         28.6%
1 year                  04/17/00           31.50           45.00         42.9%
20 day avg. *           nm                 34.07           45.00         32.1%

* Average closing price of FVNB Corp. for the 20 trading days prior to 4/17/01

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Morgan Keegan & Company, Inc.         [LOGO]              Morgan Keegan Analyses
================================================================================

                     Summary of the Stock Premium Analysis

Conclusion

o FVNB Corp.'s stock is thinly traded, with average daily volume for the twelve months prior to the date of this opinion of 1,447 shares (source:
      SNL Datasource)

o Over the most recent twelve months prior to the date of this opinion, FVNB's stock price has ranged from a high of $37.25 per share to a low of $31.50 per share

o The offering price of $45.00 represents a 36.9% premium above the most recent closing price of $32.88 per share on April 16, 2001

o Over the period analyzed, the $45.00 offering price reflects a per share premium above the market price of FVNB stock that ranges from a high of 42.9% to a low of 23.3%

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Morgan Keegan & Company, Inc.         [LOGO]
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                         Comparable Companies Analysis

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Morgan Keegan & Company, Inc.         [LOGO]              Morgan Keegan Analyses
================================================================================

                         Comparable Companies Analysis

> This analysis is performed to determine if the implied valuation resulting from the offering price is similar to a group of the valuation of FVNB Corp.'s comparable companies

> Comparable companies are chosen primarily on asset size, location and market demographics

>     The comparable companies were chosen based on the following screens:

            o South Central Banks (Texas, Louisiana, Arkansas, Oklahoma, and New Mexico): Total assets between $500 million and $2.0 billion, excluding merger or acquisition targets

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Morgan Keegan & Company, Inc.         [LOGO]              Morgan Keegan Analyses
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                   Summary of the Comparable Company Analysis

                  South Central Banks (TX, LA, AR, OK, and NM)

                                                 FVNB COMPARABLE COMPANY TABLE
                  --------------------------------------------------------------------------------------
                                Market Value /
                  -----------------------------------
                    LTM        Tangible                    Return on          Return on       Equity /
                    EPS       Book Value      Assets      Latest Assets     Latest Equity   Total Assets
                  --------------------------------------------------------------------------------------
High              17.72x        3.58x         0.24x          1.67%              23.13%         10.30%
Low               7.05x         1.12x         0.06x          0.74%               9.35%          4.15%
Mean              11.32x        1.74x         0.12x          1.10%              14.56%          7.08%
Median            11.02x        1.39x         0.11x          1.00%              15.00%          7.48%
--------------------------------------------------------------------------------------------------------
FVNB Corp.        12.74x        1.89x         0.14x          1.21%              12.87%          7.55%
--------------------------------------------------------------------------------------------------------

                                               Implied Price Per Share for FVNB
                                         -----------------------------------------------
                                                           Market Value /
                  Comparable             -----------------------------------------------
                  Company                    LTM             Tangible
                  Multiples                  EPS            Book Value           Assets
                  ---------              -----------------------------------------------
                  High                   $   62.61          $ 85.18           $    76.57
                  Low                        24.90            26.67                18.92
                  Mean                       39.99            41.47                38.12
                  Median                     38.94            33.03                33.15

See Exhibit 1

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Morgan Keegan & Company, Inc.         [LOGO]              Morgan Keegan Analyses
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                   Summary of the Comparable Company Analysis

Conclusion

> The offering price of $45.00 per share represents the following valuation multiples for FVNB Corp.:

                                                   Market Value /
                                        ------------------------------------
                                         LTM         Tangible
                                         EPS         Book Value       Assets
                                        ------------------------------------

                   FVNB Corp.           12.74x         1.89x           0.14x

> FVNB's profitability was mixed in comparison to the medians of the comparable companies. Reported ROAA for the twelve months ended March 31, 2001 was above the comparable companies median, while ROAE for the same period was below the comparable companies median

> The implied price / earnings multiple is higher than the median P/E multiple for the South Central group

> The implied price / tangible book multiple is higher than the median for the South Central group

            o FVNB's tangible equity / assets ratio is in line with the South Central group

> The implied price / assets multiple is above the median price / assets multiple for the South Central group

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Morgan Keegan & Company, Inc.         [LOGO]              Morgan Keegan Analyses
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                            The Comparable Companies

                             FVNB Corp. Comparables
                    ---------------------------------------

                      Bank of the Ozarks, Little Rock, AR
                    First Financial Bankshares, Abilene, TX
                  First State Bancorporation, Albuquerque, NM
                     IBERIABANK Corporation, New Iberia, LA
                       MetroCorp Bancshares, Houston, TX
           National Bancshares Corporation of Texas, San Antonio, TX
                       Prosperity Bancshares, Houston, TX
               Simmon First National Corporation, Pine Bluff, AR
                        Southside Bancshares, Tyler, TX
                       Southwest Bancorp, Stillwater, OK
                        Sterling Bancshares, Houston, TX
                       Summit Bancshares, Fort Worth, TX

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Morgan Keegan & Company, Inc.         [LOGO]
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                           Dividend Discount Analysis

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Morgan Keegan & Company, Inc.         [LOGO]              Morgan Keegan Analyses
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                   Summary of the Dividend Discount Analysis

o     Methodology

      > Morgan Keegan analyzed a dividend discount models based on projections for FVNB Corp. provided by management of the Company

      >     These projections are summarized below:

            o     Annual growth in net income ranged from 6.6% to 7.3%,
            o Annual growth in total assets approximated 5.0% over the projection horizon
            o Management maintained a constant dividend payout ratio equal to 40% of net income
            o     The beginning date of the analysis is March 31, 2001

      > Morgan Keegan adjusted the total shares outstanding to include the impact of outstanding options to purchase the Company's common stock. We assumed the 182,100 options were exercised at the weighted average strike price of $34.08 per share, resulting in an addition to the present values of the Company's future cash flows of $6.2 million. Likewise, we added the number of exercised options to the total shares outstanding (2,372,892) to arrive at pro forma shares outstanding of 2,554,992.

      >     The discount rates ranged from 14.0% to 18.0%

      > The multiples of net income in 2005 used to determine a terminal value ranged from 12.0x to 16.0x

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Morgan Keegan & Company, Inc.         [LOGO]              Morgan Keegan Analyses
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                   Summary of the Dividend Discount Analysis

o     Conclusion

      > After adjusting to include the impact of exercising the Company's options, the model produced a range of values from $83.2 million to $120.8 million, with a median of $100.7 million. Assuming 2,554,992 pro forma common shares outstanding, this translates into per share values ranging from $32.58 to $47.27, with a median per share value of $39.42

      > The offering price of $45.00 per share results in a premium per share over the implied price per share that ranges from a high of 38.1% to a low of negative 4.8% (or alternatively, a 4.8% discount)

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Morgan Keegan & Company, Inc.         [LOGO]          Dividend Discount Analysis
================================================================================

                                   FVNB Corp.

                           Dividend Discount Analysis

                   Valuation as of: April 19, 2001
                                                    -------------------------------------------------------------------------
                                                      2001            2002            2003            2004            2005
                                                    =========================================================================
Equity Analysis
Beginning Assets (as of March 31, 2001)             $ 749,771       $ 714,000       $ 749,700       $ 785,311       $ 822,613
Beginning Tangible Equity                              56,637          61,917          67,582          73,661          80,173
                                                    -------------------------------------------------------------------------
Projected Net Income                                    8,800           9,441          10,131          10,853          11,607
- Total Dividends                                      (3,520)         (3,776)         (4,052)         (4,341)         (4,643)
                                                    -------------------------------------------------------------------------
Ending Tangible Equity                                 61,917          67,582          73,661          80,173          87,137
Ending Assets                                         714,000         749,700         785,311         822,613         859,631

Net Income Growth %                                       6.6%            7.3%            7.3%            7.1%            6.9%
Total Assets Growth %                                    -4.8%            5.0%            4.8%            4.7%            4.5%
Dividend Payout Ratio%                                   40.0%           40.0%           40.0%           40.0%           40.0%
Tangible Equity/Assets%                                   8.7%            9.0%            9.4%            9.7%           10.1%

Assumed Free Cash Flow to Equity                    $   3,520       $   3,776       $   4,052       $   4,341       $   4,643
Number of Discounting Periods to Valuation Date          0.70            1.70            2.70            3.70            4.70

  DISCOUNTED PRESENT VALUE OF EQUITY
  ----------------------------------
                                                          Present Value of Terminal Value
              Discount                 Present Value    2005 Net Income at Various Multiples            Total Present Value
                                          of Free      --------------------------------------  -------------------------------------
               Rate                      Cash Flow       12.0x         14.0x         16.0x        12.0x        14.0x         16.0x
------------------------------------------------------------------------------------------------------------------------------------
               14.0%                     $ 14,257      $ 75,226      $ 87,764      $ 100,302   $  89,483    $   102,021   $  114,559
               16.0%                     $ 13,636      $ 69,320      $ 80,874      $  92,427   $  82,956    $    94,510   $  106,063
               18.0%                     $ 13,059      $ 63,967      $ 74,628      $  85,290   $  77,027    $    87,688   $   98,349
------------------------------------------------------------------------------------------------------------------------------------

Amounts in thousands except per share data and percent values

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Morgan Keegan & Company, Inc.         [LOGO]          Dividend Discount Analysis
================================================================================

                                   FVNB Corp.

                           Dividend Discount Analysis

            Adjustments to Reflect the Impact of Outstanding Options

              Total Shares Outstanding:        2,372.892
                   Options Outstanding:          182.100
                                           -------------
         Pro Forma Shares Outstanding =        2,554.992 (shares outstanding
                                                          plus options)

                   Options Outstanding:          182.100
               Wtd Avg. Exercise Price:    $       34.08
                                           -------------
    Proceeds from exercise of options =    $   6,205.968 (added to total present
                                                          value from above)

                               Total Present Value
                ------------------------------------------------
                    12.0x              14.0x            16.0x
                ------------------------------------------------
                $     89,483       $    102,021      $   114,559
                $     82,956       $     94,510      $   106,063
                $     77,027       $     87,688      $    98,349
                ------------------------------------------------

                          Proceeds from Option Exercise
                ------------------------------------------------
                $      6,206       $      6,206      $     6,206
                $      6,206       $      6,206      $     6,206
                $      6,206       $      6,206      $     6,206
                ------------------------------------------------

                          Adjusted Total Present Value
                ------------------------------------------------
                $     95,689       $    108,227      $   120,765
                $     89,162       $    100,716      $   112,269
                $     83,233       $     93,894      $   104,555
                ------------------------------------------------

Amounts in thousands except per share data and percent values

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Morgan Keegan & Company, Inc.         [LOGO]          Dividend Discount Analysis
================================================================================

                                   FVNB Corp.

                           Dividend Discount Analysis

                          Adjusted Total Present Value
                    -----------------------------------------
                    $    95,689    $   108,227   $    120,765
                    $    89,162    $   100,716   $    112,269
                    $    83,233    $    93,894   $    104,555
                    -----------------------------------------

Pro Forma Shares Outstanding =    2,554.992 (shares outstanding plus options)

Deal Price Per Share:            $    45.00

                       Implied Value Per Share              Premium Per Share
   Discount        ------------------------------       ------------------------
    Rate             12.0x    14.0x       16.0x         12.0x    14.0x    16.0x
--------------------------------------------------------------------------------
    14.0%          $  37.45   $ 42.36   $   47.27       20.2%      6.2%   -4.8%
    16.0%          $  34.90   $ 39.42   $   43.94       29.0%     14.2%    2.4%
    18.0%          $  32.58   $ 36.75   $   40.92       38.1%     22.5%   10.0%
--------------------------------------------------------------------------------
VALUATION MULTIPLES

                     12.0x                    14.0x                 16.0x
             -------------------      --------------------   -------------------
   Discount  Price/    Price/LTM      Price/     Price/LTM   Price/   Price/LTM
    Rate      Book      Earnings       Book       Earnings    Book     Earnings
--------------------------------------------------------------------------------
    14.0%     1.36x     11.37x         1.54x      12.86x      1.72x    14.35x
    16.0%     1.27x     10.60x         1.43x      11.97x      1.60x    13.34x
    18.0%     1.19x      9.89x         1.34x      11.16x      1.49x    12.42x
--------------------------------------------------------------------------------

Amounts in thousands except per share data and percent values

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Morgan Keegan & Company, Inc.         [LOGO]
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                                   Conclusion

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Morgan Keegan & Company, Inc.         [LOGO]                          Conclusion
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                                   Conclusion

o The stock premium analysis indicated that the offering price represents a significant premium over the most recent closing price for FVNB stock, as well as a significant premium over the price of FVNB stock over the prior twelve months.

o The comparable companies analysis indicated that the implied values resulting from the offering price of $45.00 generated valuation multiples that were in line or above the median pricing multiples of the comparable companies.

o The dividend discount analysis indicated a median price per share that is lower than the offering price; stated differently, the offering price represents a significant premium above the median price per share derived in the dividend discount analysis.

o Based upon our analysis, it is our opinion that, as of the date hereof, the Offering Price is fair, from a financial point of view, to the shareholders of FVNB Corp.

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Morgan Keegan & Company, Inc.         [LOGO]
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                                   Exhibit 1

                          Comparable Company Analysis

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Morgan Keegan & Company, Inc.         [LOGO]       Comparable Companies Analysis
================================================================================

                                   FVNB Corp.

                         Comparable Companies Analysis

Company Name                                                         52 Week
                                                      Share      ---------------      Shares      Market     Total        Total
                                 City ST    Ticker   Price (1)   High        Low     Outst.(2)    Value      Assets       Loans
----------------------------------------    ------   ---------   ----        ---     ---------    -----      ------       -----
Bank of the Ozarks, Inc.                     OZRK     14 17/25   18 7/8     10 1/4     3,789      55,623     802,992      520,852
                          Little Rock AR
First Financial Bankshares, Inc.             FFIN     33 1/2     34         25 5/8     9,800     328,300   1,784,080      868,839
                              Abilene TX
First State Bancorporation                   FSNM     14 3/50    16         10 1/4     4,994      70,217     652,729      460,083
                          Albuquerque NM
IBERIABANK Corporation                       IBKC     23 13/25   26 1/4     13 1/2     6,119     143,929   1,396,162      943,872
                           New Iberia LA
MetroCorp Bancshares, Inc.                   MCBI     10 9/20    12         6 1/4      6,977      72,910     736,757      483,738
                              Houston TX
National Bancshares Corporation of Texas     NBT      17 1/4     19 19/20   13         4,000      69,000     591,285      256,482
                          San Antonio TX
Prosperity Bancshares, Inc.                  PRSP     19 1/4     22 1/2     13 15/16   5,424     104,412     703,073      248,665
                              Houston TX
Simmons First National Corporation           SFNCA    22 81/89   24 7/8     18 1/8     7,237     165,800   1,912,493    1,303,644
                           Pine Bluff AR
Southside Bancshares, Inc.                   SBSI     9 1/10     9 11/21    7          7,609      69,238   1,151,881      481,435
                                Tyler TX
Southwest Bancorp, Inc.                      OKSB     21 1/2     23         13 1/2     3,808      81,882   1,203,566      912,550
                           Stillwater OK
Sterling Bancshares, Inc.                    SBIB     17 1/2     21         9 7/8     26,762     468,335   1,925,131    1,368,129
                              Houston TX
Summit Bancshares, Inc.                      SBIT     17 11/20   22 3/8     14 3/4     6,526     114,531     685,084      387,798
                           Fort Worth TX
---------------------------------------------------------------------------------------------------------------------------------
FVNB Corp.(6)                                FVNB     45.00      37.25      31.63      2,382     107,197     749,771      499,641
---------------------------------------------------------------------------------------------------------------------------------
                                                                                            Latest Twelve Months
                                                                                ----------------------------------------------
                                             Loan                  Tangible        Net         Non        Non
Company Name                                 Loss       Total        Book       Interest     Interest   Interest       Net
                                 City ST    Reserve    Deposits     Value       Income (3)    Income    Expense     Income (4)
----------------------------------------    -------    --------     -----       ----------    ------    -------     ----------
Bank of the Ozarks, Inc.                      6,740      641,772     47,996       23,469        5,848    17,085        6,116
                          Little Rock AR
First Financial Bankshares, Inc.              9,575    1,541,048    183,771       69,066       25,598    51,907       28,574
                              Abilene TX
First State Bancorporation                    6,307      528,408     50,853       31,953        6,937    25,967        6,652
                          Albuquerque NM
IBERIABANK Corporation                       10,239    1,143,187     88,246       51,316       14,497    39,750       14,003
                           New Iberia LA
MetroCorp Bancshares, Inc.                    9,271      625,906     58,701       36,190        7,030    27,230        5,483
                              Houston TX
National Bancshares Corporation of Texas      3,429      524,906     50,532       20,736        5,025    18,136        4,864
                          San Antonio TX
Prosperity Bancshares, Inc.                   3,099      634,262     29,144       22,212        5,352    16,093        8,027
                              Houston TX
Simmons First National Corporation           21,157    1,605,586    137,187       67,061       30,355    62,556       18,869
                           Pine Bluff AR
Southside Bancshares, Inc.                    5,033      720,605     49,523       29,281       10,762    25,454        9,825
                                Tyler TX
Southwest Bancorp, Inc.                      12,125      945,102     73,003       40,119        8,607    29,526       10,258
                           Stillwater OK
Sterling Bancshares, Inc.                    15,693    1,577,735    153,182       98,321       39,330    89,927       26,426
                              Houston TX
Summit Bancshares, Inc.                       5,537      606,777     57,352       28,866        3,906    15,990        9,241
                           Fort Worth TX
------------------------------------------------------------------------------------------------------------------------------
FVNB Corp.(6)                                 5,276      616,325     56,637       28,194       10,650    24,963        8,415
------------------------------------------------------------------------------------------------------------------------------

                                                                     2001 Cal      2002 Cal
Company Name                                                LTM         Est.         Est.
                                 City ST                    EPS        EPS (5)      EPS (5)
----------------------------------------                    ---        -------      -------
Bank of the Ozarks, Inc.                                    1.61         1.75         2.03
                          Little Rock AR
First Financial Bankshares, Inc.                            2.92         3.10         3.40
                              Abilene TX
First State Bancorporation                                  1.33         1.55         1.75
                          Albuquerque NM
IBERIABANK Corporation                                      2.29         2.36         2.61
                           New Iberia LA
MetroCorp Bancshares, Inc.                                  0.79         1.20         1.30
                              Houston TX
National Bancshares Corporation of Texas                    1.22           NA           NA
                          San Antonio TX
Prosperity Bancshares, Inc.                                 1.48         1.65         1.84
                              Houston TX
Simmons First National Corporation                          2.61         2.78         2.99
                           Pine Bluff AR
Southside Bancshares, Inc.                                  1.29         1.40         1.45
                                Tyler TX
Southwest Bancorp, Inc.                                     2.69         2.85         3.10
                           Stillwater OK
Sterling Bancshares, Inc.                                   0.99         1.13         1.28
                              Houston TX
Summit Bancshares, Inc.                                     1.42         1.65         1.82
                           Fort Worth TX
--------------------------------------------------------------------------------------------
FVNB Corp.(6)                                               3.53           NA           NA
--------------------------------------------------------------------------------------------

(1)   4/16/01
(2)   Average diluted shares outstanding.
(3)   Before provision for loan losses
(4)   Excludes extraordinary items and non-recurring items
(5)   Estimates provided by I/B/E/S
(6) FVNB financial data as of March 31, 2001; share price of $45.00 reflects offering price of share repurchase

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Morgan Keegan & Company, Inc.         [LOGO]       Comparable Companies Analysis
================================================================================

                                   FVNB Corp.

                         Comparable Companies Analysis

                                                              Balance Sheet                           Profitability
                                                  ---------------------------------  -----------------------------------------------
                                                  Total    Total           Tangible  Return   Return                           Non
                                                  Loans/   Loans/   LLR/   Equity/     on       on        Net               Interest
                                                  Total    Total    Total   Total    Average  Average  Interest  Efficiency  Income/
             Company Name                 Ticker  Assets  Deposits  Loans   Assets    Assets  Equity    Margin      Ratio    Revenue
---------------------------------------   ------  ------  --------  -----   ------    ------  ------    ------      -----    -------
Bank of the Ozarks, Inc.                  OZRK    64.86%   81.16%   1.29%    5.98%    0.74%    12.91%    3.22%      53.94%    19.95%

First Financial Bankshares, Inc.          FFIN    48.70%   56.38%   1.10%   10.30%    1.67%    15.11%    4.57%      51.88%    27.04%

First State Bancorporation                FSNM    70.49%   87.07%   1.37%    7.79%    1.21%    15.23%    5.81%      65.90%    17.84%

IBERIABANK Corporation                    IBKC    67.60%   82.56%   1.08%    6.32%    0.94%    10.75%    3.96%      55.43%    22.03%

MetroCorp Bancshares, Inc.                MCBI    65.66%   77.29%   1.92%    7.97%    0.79%    10.26%    5.72%      61.76%    16.27%

National Bancshares Corporation of Texas  NBT     43.38%   48.86%   1.34%    8.55%    0.88%     9.35%    4.04%      69.21%    19.51%

Prosperity Bancshares, Inc.               PRSP    35.37%   39.21%   1.25%    4.15%    1.29%    17.41%    4.09%      51.94%    19.42%

Simmons First National Corporation        SFNCA   68.16%   81.19%   1.62%    7.17%    1.05%    11.33%    4.24%      59.30%    31.16%

Southside Bancshares, Inc.                SBSI    41.80%   66.81%   1.05%    4.30%    0.92%    23.13%    3.22%      59.17%    26.88%

Southwest Bancorp, Inc.                   OKSB    75.82%   96.56%   1.33%    6.07%    0.87%    14.89%    3.65%      57.91%    17.66%

Sterling Bancshares, Inc.                 SBIB    71.07%   86.71%   1.15%    7.96%    1.36%    18.08%    5.63%      64.16%    28.57%

Summit Bancshares, Inc.                   SBIT    56.61%   63.91%   1.43%    8.37%    1.44%    16.30%    5.14%      47.76%    11.92%
------------------------------------------------------------------------------------------------------------------------------------

FVNB Corp.                                FVNB    66.64%   81.07%   1.06%    7.55%    1.12%    11.99%    4.54%      61.27%    27.42%

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
High                                              75.82%   96.56%   1.92%   10.30%    1.67%    23.13%    5.81%      69.21%    31.16%
Low                                               35.37%   39.21%   1.05%    4.15%    0.74%     9.35%     3.22%     47.76%    11.92%
Mean                                              59.13%   72.31%   1.33%    7.08%    1.10%    14.56%    4.44%      58.20%    21.52%
Median                                            65.26%   79.22%   1.31%    7.48%    1.00%    15.00%    4.17%      58.54%    19.73%
------------------------------------------------------------------------------------------------------------------------------------

                                                             Market Value as a Multiple of      Returns         Liquidity
                                            -----------------------------------------------     -------    ---------------------
                                                                                                                        YTD Avg.
                                                     Tangible                                   One Year   YTD Avg.      Daily
                                            Total     Book       LTM       2001E      2002E      Stock      Daily        Vol./
          Company Name                      Assets    Value      EPS        EPS        EPS      Returns     Volume     Shares OS
----------------------------------------    ------    -----      ---        ---        ---      -------     ------     ---------
Bank of the Ozarks, Inc.                    0.07x     1.16x       9.09x     8.39x      7.23x      -8.96%      7,615       0.20%

First Financial Bankshares, Inc.            0.18x     1.79x      11.49x    10.81x      9.85x      27.62%      7,350       0.08%

First State Bancorporation                  0.11x     1.38x      10.56x     9.07x      8.03x       9.20%     10,448       0.21%

IBERIABANK Corporation                      0.10x     1.63x      10.28x     9.97x      9.01x      71.05%     16,764       0.27%

MetroCorp Bancshares, Inc.                  0.10x     1.24x      13.30x     8.71x      8.04x      44.14%      9,172       0.13%

National Bancshares Corporation of Texas    0.12x     1.37x      14.19x       NA         NA       27.19%      2,753       0.07%

Prosperity Bancshares, Inc.                 0.15x     3.58x      13.01x    11.67x     10.46x      32.76%     11,109       0.20%

Simmons First National Corporation          0.09x     1.21x       8.79x     8.24x      7.66x      -0.66%     11,201       0.15%

Southside Bancshares, Inc.                  0.06x     1.40x       7.05x     6.50x      6.28x       9.20%      7,420       0.10%

Southwest Bancorp, Inc.                     0.07x     1.12x       7.98x     7.54x      6.94x      19.44%      8,707       0.23%

Sterling Bancshares, Inc.                   0.24x     3.06x      17.72x    15.49x     13.67x      81.82%    108,337       0.40%

Summit Bancshares, Inc.                     0.17x     2.00x      12.39x    10.64x      9.64x      12.32%      8,952       0.14%
--------------------------------------------------------------------------------------------------------------------------------

FVNB Corp.                                  0.14x     1.89x      12.74x       NA         NA        4.60%      1,427       0.06%

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
High                                        0.24x     3.58x      17.72x    15.49x     13.67x      81.82%    108,337       0.40%
Low                                         0.06x     1.12x       7.05x     6.50x      6.28x      -8.96%      2,753       0.07%
Mean                                        0.12x     1.74x      11.32x     9.73x      8.80x      27.09%     17,486       0.18%
Median                                      0.11x     1.39x      11.02x     9.07x      8.04x      23.32%      9,062       0.18%
--------------------------------------------------------------------------------------------------------------------------------

NA - Not Applicable

================================================================================

======================================       ===================================
Morgan Keegan & Company, Inc.         [LOGO]
================================================================================

                                   Exhibit 2

                                   FVNB Corp.

                  Daily Price and Volume Since January 1, 1999

================================================================================

======================================       ===================================
Morgan Keegan & Company, Inc.         [LOGO]         FVNB Daily Price and Volume
================================================================================

                                   FVNB Corp.
                                Trading Analysis

   Date       Closing Price      Volume       Date       Closing Price    Volume
---------------------------------------    -------------------------------------
01/03/2000           37           2,000    02/01/2000          30.5         400
01/04/2000           37           2,000    02/02/2000          30.5         400
01/05/2000           37           2,000    02/03/2000       35.4844       2,800
01/06/2000           37           2,000    02/04/2000        35.375         400
01/07/2000           37           1,600    02/07/2000        35.375         400
01/10/2000           37           1,600    02/08/2000        35.375         400
01/11/2000           37           1,600    02/09/2000          33.5       1,200
01/12/2000           35           1,200    02/10/2000          33.5       1,200
01/13/2000           35           1,200    02/11/2000            35         400
01/14/2000         31.5           1,300    02/14/2000            35         400
01/17/2000         31.5           1,300    02/15/2000        34.625       4,000
01/18/2000         31.5           1,300    02/16/2000          36.5         600
01/19/2000         31.5           1,300    02/17/2000          36.5         600
01/20/2000         31.5           1,300    02/18/2000          36.5         600
01/21/2000      29.9375           2,400    02/21/2000          36.5         600
01/24/2000        30.25             100    02/22/2000          35.5       3,600
01/25/2000        30.25             100    02/23/2000        35.125       1,400
01/26/2000        30.25             100    02/24/2000        35.125       1,400
01/27/2000           32             200    02/25/2000          33.5         600
01/28/2000         35.5             400    02/28/2000        31.625         100
01/31/2000        31.25             700    02/29/2000            31       1,400

Price and Volume carried over for non-trading days

================================================================================

======================================       ===================================
Morgan Keegan & Company, Inc.         [LOGO]         FVNB Daily Price and Volume
================================================================================

                                   FVNB Corp.
                                Trading Analysis

   Date      Closing Price   Volume         Date        Closing Price    Volume
------------------------------------       -------------------------------------
03/01/2000           31        1,400       04/03/2000        31.5          300
03/02/2000           31        1,400       04/04/2000        31.5          300
03/03/2000           31        1,400       04/05/2000        31.5          300
03/06/2000           31        1,400       04/06/2000        31.5          300
03/07/2000           31        1,400       04/07/2000        31.5          300
03/08/2000           32          100       04/10/2000        31.5          300
03/09/2000           32        4,400       04/11/2000        31.5          300
03/10/2000       32.125        1,700       04/12/2000        31.5          300
03/13/2000       32.125        1,700       04/13/2000        31.5          300
03/14/2000       32.125        2,000       04/14/2000        31.5          300
03/15/2000       32.125        2,000       04/17/2000        31.5          300
03/16/2000           31        2,200       04/18/2000        31.5          300
03/17/2000           31        2,200       04/19/2000        31.5          300
03/20/2000           31        2,200       04/20/2000        31.5          300
03/21/2000         30.5          400       04/21/2000        31.5          300
03/22/2000           35          900       04/24/2000        31.5          300
03/23/2000       32.875          500       04/25/2000        31.5          300
03/24/2000       32.875          500       04/26/2000        31.5          300
03/27/2000       32.875          500       04/27/2000          34          100
03/28/2000         37.5        1,600       04/28/2000          34          100
03/29/2000           39        4,500
03/30/2000         39.5          800
03/31/2000         37.5        1,200

Price and Volume carried over for non-trading days

================================================================================

======================================       ===================================
Morgan Keegan & Company, Inc.         [LOGO]         FVNB Daily Price and Volume
================================================================================

                                   FVNB Corp.
                                Trading Analysis

   Date          Closing Price   Volume        Date       Closing Price   Volume
----------------------------------------    ------------------------------------
05/01/2000               34          100    06/01/2000           34.5      5,300
05/02/2000               34          100    06/02/2000           34.5      5,300
05/03/2000               34          100    06/05/2000           34.5      5,300
05/04/2000               34          100    06/06/2000           34.5      5,300
05/05/2000               34          100    06/07/2000           34.5      5,300
05/08/2000               34          100    06/08/2000           34.5      5,300
05/09/2000               35          300    06/09/2000           34.5      5,300
05/10/2000               35          300    06/12/2000             34        500
05/11/2000               35          300    06/13/2000             34        500
05/12/2000               35          300    06/14/2000             34        500
05/15/2000               35          300    06/15/2000             34        500
05/16/2000               35          300    06/16/2000             34        500
05/17/2000          34.3906        1,200    06/19/2000             34        500
05/18/2000             34.5        5,300    06/20/2000        33.0156        400
05/19/2000             34.5        5,300    06/21/2000        33.0156        400
05/22/2000             34.5        5,300    06/22/2000        33.0156        400
05/23/2000             34.5        5,300    06/23/2000        33.0156        400
05/24/2000             34.5        5,300    06/26/2000        33.0156        400
05/25/2000             34.5        5,300    06/27/2000        33.0156        400
05/26/2000             34.5        5,300    06/28/2000        33.0156        400
05/29/2000             34.5        5,300    06/29/2000        33.0156        400
05/30/2000             34.5        5,300    06/30/2000          33.75        600
05/31/2000             34.5        5,300

Price and Volume carried over for non-trading days

================================================================================

======================================       ===================================
Morgan Keegan & Company, Inc.         [LOGO]         FVNB Daily Price and Volume
================================================================================

                                   FVNB Corp.
                                Trading Analysis

   Date        Closing Price     Volume       Date        Closing Price   Volume
--------------------------------------     -------------------------------------
07/03/2000          33.75         600      08/01/2000            34         200
07/04/2000          33.75         600      08/02/2000            34         200
07/05/2000          33.75         600      08/03/2000         33.75         200
07/06/2000           33.5         900      08/04/2000         33.75         200
07/07/2000           33.5         900      08/07/2000         33.75         200
07/10/2000             34         700      08/08/2000        33.625         400
07/11/2000             34         700      08/09/2000        33.625         400
07/12/2000             34         700      08/10/2000        33.625         400
07/13/2000             34       3,400      08/11/2000        33.625         400
07/14/2000             34       1,500      08/14/2000        33.625         400
07/17/2000             34       1,500      08/15/2000          34.5         800
07/18/2000             35       1,000      08/16/2000            35         300
07/19/2000             35       1,000      08/17/2000            35         300
07/20/2000             35       1,000      08/18/2000            35         300
07/21/2000        34.3125         400      08/21/2000            35         300
07/24/2000        34.3125         400      08/22/2000        34.375         300
07/25/2000        33.5625      40,000      08/23/2000        34.125       2,300
07/26/2000         33.625         400      08/24/2000            34       1,000
07/27/2000             34         400      08/25/2000            34       1,000
07/28/2000             34         400      08/28/2000            34       1,000
07/31/2000             34         200      08/29/2000       34.0625     106,400
                                           08/30/2000            34         400
                                           08/31/2000            34         400

Price and Volume carried over for non-trading days

================================================================================

======================================       ===================================
Morgan Keegan & Company, Inc.         [LOGO]         FVNB Daily Price and Volume
================================================================================

                                   FVNB Corp.
                                Trading Analysis

   Date       Closing Price   Volume           Date     Closing Price   Volume
-------------------------------------        -----------------------------------
09/01/2000         34.125       1,000        10/02/2000       36.25        300
09/04/2000         34.125       1,000        10/03/2000       36.25        300
09/05/2000         34.125       1,000        10/04/2000        35.5        200
09/06/2000         34.125       1,000        10/05/2000        35.5        500
09/07/2000         34.125       1,000        10/06/2000        35.5        500
09/08/2000         34.125       1,400        10/09/2000        35.5        500
09/11/2000         34.625         800        10/10/2000        35.5        500
09/12/2000             34      93,600        10/11/2000        35.5        500
09/13/2000             34      93,600        10/12/2000        35.5        500
09/14/2000             34      93,600        10/13/2000       35.25        100
09/15/2000             34         200        10/16/2000       35.25        100
09/18/2000             34         200        10/17/2000       35.25        100
09/19/2000             34         300        10/18/2000       35.25        100
09/20/2000         33.875         200        10/19/2000       35.25        100
09/21/2000         33.875         200        10/20/2000       35.25        100
09/22/2000         33.875         200        10/23/2000        35.5        100
09/25/2000         34.875       1,800        10/24/2000      36.125        300
09/26/2000         34.875       3,100        10/25/2000      36.125        300
09/27/2000         35.125       2,100        10/26/2000      36.125        300
09/28/2000         35.875       7,600        10/27/2000      36.125        300
09/29/2000             36      10,900        10/30/2000      36.125        300
                                             10/31/2000      36.125        300

Price and Volume carried over for non-trading days

================================================================================

======================================       ===================================
Morgan Keegan & Company, Inc.         [LOGO]         FVNB Daily Price and Volume
================================================================================

                                   FVNB Corp.
                                Trading Analysis

  Date        Closing Price   Volume          Date        Closing Price   Volume
------------------------------------       -------------------------------------
11/01/2000       36.125          300       12/01/2000        35.375          200
11/02/2000       36.125          300       12/04/2000        35.375          200
11/03/2000       36.125          300       12/05/2000        35.375          200
11/06/2000       36.125          300       12/06/2000        35.375          200
11/07/2000       36.125          300       12/07/2000        35.375          200
11/08/2000        36.25          300       12/08/2000        35.375          200
11/09/2000        36.25          300       12/11/2000        35.375          200
11/10/2000        36.25          300       12/12/2000        35.375          200
11/13/2000        36.25          300       12/13/2000        35.375          200
11/14/2000        36.25          300       12/14/2000        35.375          200
11/15/2000        36.25          300       12/15/2000        35.375          200
11/16/2000        36.25          300       12/18/2000        35.375          200
11/17/2000        36.25          300       12/19/2000        35.375          200
11/20/2000        36.25          300       12/20/2000        35.375          200
11/21/2000        36.25          300       12/21/2000            35          400
11/22/2000        36.25          300       12/22/2000            35          400
11/23/2000        36.25          300       12/25/2000            35          400
11/24/2000        36.25          300       12/26/2000            35        2,000
11/27/2000       35.375          300       12/27/2000            35        2,000
11/28/2000       35.375          200       12/28/2000            35          100
11/29/2000       35.375          200       12/29/2000            35          100
11/30/2000       35.375          200

Price and Volume carried over for non-trading days

================================================================================

======================================       ===================================
Morgan Keegan & Company, Inc.         [LOGO]         FVNB Daily Price and Volume
================================================================================

                                   FVNB Corp.
                                Trading Analysis

Date          Closing Price    Volume         Date       Closing Price   Volume
-------------------------------------      -------------------------------------
01/01/2001           35           100      02/01/2001        35.125         600
01/02/2001           35           100      02/02/2001         34.25         100
01/03/2001           35           100      02/05/2001         34.25         100
01/04/2001           35           100      02/06/2001         34.25         900
01/05/2001       34.875           200      02/07/2001         34.25         900
01/08/2001       34.875           200      02/08/2001         34.25         900
01/09/2001       35.375           200      02/09/2001            34      11,300
01/10/2001       35.375           200      02/12/2001         35.25       8,300
01/11/2001       35.375           200      02/13/2001         35.25       8,300
01/12/2001       34.875           300      02/14/2001        35.625       1,400
01/15/2001       34.875           300      02/15/2001        35.625       1,400
01/16/2001       34.875           300      02/16/2001        35.625       1,400
01/17/2001           35           600      02/19/2001        35.625       1,400
01/18/2001       35.375           200      02/20/2001        35.625       1,400
01/19/2001       34.875           100      02/21/2001        35.625       1,400
01/22/2001       34.875           100      02/22/2001          35.5         600
01/23/2001       34.875           100      02/23/2001          35.5         600
01/24/2001       34.875           100      02/26/2001          35.5         600
01/25/2001       34.875           100      02/27/2001          35.5         600
01/26/2001       34.875           100      02/28/2001          35.5         600
01/29/2001       35.125           600
01/30/2001       35.125           600
01/31/2001       35.125           600

Price and Volume carried over for non-trading days

================================================================================

======================================       ===================================
Morgan Keegan & Company, Inc.         [LOGO]         FVNB Daily Price and Volume
================================================================================

                                   FVNB Corp.
                                Trading Analysis

Date           Closing Price   Volume          Date     Closing Price    Volume
--------------------------------------     -------------------------------------
03/01/2001          35.5           600     04/02/2001         32         4,500
03/02/2001          35.5           600     04/03/2001         32         4,500
03/05/2001          35.5           600     04/04/2001      32.25           200
03/06/2001          35.5           600     04/05/2001     33.375           100
03/07/2001          34.5           100     04/06/2001      33.25         1,300
03/08/2001          34.5           100     04/09/2001      32.95           100
03/09/2001          34.5           100     04/10/2001      32.88         2,300
03/12/2001          34.5           100     04/11/2001      32.88         1,200
03/13/2001          34.5           100     04/12/2001      32.88         1,200
03/14/2001          34.5           100     04/16/2001      32.88         1,200
03/15/2001          34.5           100
03/16/2001          36.5         2,200
03/19/2001          36.5         2,200
03/20/2001          36.5         2,200
03/21/2001          36.5         2,200
03/22/2001          36.5         2,200
03/23/2001         37.25           500
03/26/2001            35         6,100
03/27/2001         34.75         8,300
03/28/2001            35           900
03/29/2001          34.5         2,700
03/30/2001        31.625        16,000

Price and Volume carried over for non-trading days

================================================================================